UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 8, 2019

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value, $0.001 per share	GILD	The Nasdaq Global Select Market

Item 5.03.           Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 6, 2019, the Board of Directors (the “Board”) of Gilead Sciences, Inc. (the “Company”) adopted amendments to the Company’s Restated Certificate of Incorporation (the “Amendment”) to allow stockholders to act by written consent. On May 8, 2019, the Company’s stockholders approved the Amendment at the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”).  The Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.  On the same day, the Board adopted the Company’s Restated Certificate of Incorporation (the “Restated Charter”), which incorporates the provisions included in the Amendment and is attached to this Current Report on Form 8-K as Exhibit 3.2, and the Company’s Amended and Restated Bylaws, which incorporate certain conforming changes and are attached to this Current Report on Form 8-K as Exhibit 3.3. The Restated Charter and the Amended and Restated Bylaws are incorporated by reference herein.

Item 5.07              Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 8, 2019 in Millbrae, California. Of the 1,274,896,000 shares of the Company’s common stock entitled to vote at the meeting, 1,095,671,778 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

The Company’s stockholders elected nine directors to serve for the next year and until their successors are elected and qualified, or until their earlier death, resignation or removal. The votes regarding the election of directors were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John F. Cogan, Ph.D.	901,429,152	43,120,748	1,256,850	149,865,248
Jacqueline K. Barton, Ph.D.	933,218,584	11,676,686	911,480	149,865,248
Kelly A. Kramer	933,377,934	10,903,640	1,525,176	149,865,248
Kevin E. Lofton	923,725,142	21,026,743	1,054,865	149,865,248
Harish Manwani	920,104,596	24,210,467	1,491,687	149,865,248
Daniel O’Day	885,468,076	54,275,265	6,063,409	149,865,248
Richard J. Whitley, M.D.	927,915,717	16,589,017	1,302,016	149,865,248
Gayle E. Wilson	895,559,202	49,336,275	911,273	149,865,248
Per Wold-Olsen	912,818,914	31,716,946	1,270,890	149,865,248

The Company’s stockholders ratified the selection of Ernst & Young LLP by the Audit Committee of the Board as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019. The proposal received the following votes:

Votes For	1,044,670,298
Votes Against	48,952,982
Abstentions	2,048,718

The Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to allow stockholders to act by written consent. The proposal received the following votes:

Votes For	930,507,107
Votes Against	13,338,534
Abstentions	1,961,109
Broker Non-Votes	149,865,248

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as presented in the Proxy Statement. The proposal received the following votes:

Votes For	867,339,843
Votes Against	76,182,745
Abstentions	2,284,162
Broker Non-Votes	149,865,248

The Company’s stockholders did not approve a stockholder proposal requesting that the Board adopt a policy that the Chairperson of the Board be an independent director. The proposal received the following votes:

Votes For	270,205,399
Votes Against	672,499,046
Abstentions	3,102,305
Broker Non-Votes	149,865,248

The Company’s stockholders did not approve a stockholder proposal requesting that the Board issue a report describing how the Company plans to allocate tax savings as a result of the Tax Cuts and Jobs Act. The proposal received the following votes:

Votes For	20,843,155
Votes Against	917,471,363
Abstentions	7,492,232
Broker Non-Votes	149,865,248

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Gilead Sciences, Inc., as amended May 8, 2019

3.2	Restated Certificate of Incorporation of Gilead Sciences, Inc., as amended May 8, 2019

3.3	Amended and Restated Bylaws of Gilead Sciences, Inc., as amended May 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ Brett A. Pletcher
Brett A. Pletcher
EVP, General Counsel and Corporate Secretary

Date:                  May 9, 2019